Exhibit 99.1

The Glimpse Group Issued Its 5th Virtual and Augmented Reality

U.S. Patent

Glimpse Issued a New U.S. Patent For Presenting a Simulated Reality Experience in a Preset Location

NEW YORK, NY, November 22, 2021 – The Glimpse Group, Inc. (“Glimpse”) (NASDAQ:VRAR, FSE: 9DR), a diversified Virtual Reality (“VR”) and Augmented Reality (“AR”) platform company providing enterprise-focused VR and AR software and services solutions, today announced that it has been issued U.S. Patent number 11189097 (“Patent”) for presenting a Simulated Reality Experience in a Preset Location.

Liron Lerman, General Manager of Glimpse’s subsidiary PostReality (www.postreality.io) and one of the Patent’s inventors, commented: “We believe this to be a wide patent, covering potentially mainstream AR commercial applications. The patent relates to a system that allows a user to be present in a virtual world that is aligned with the physical world in which the user is moving in and for the synchronization of that alignment. To illustrate, think of a physical store and a virtual one that are connected virtually and where a shopper’s virtual experience in the metaverse enhances the physical one and vice versa. In this example, the physical store’s content will be presented to the shopper initially utilizing the built in AR capabilities on the shopper’s cell phone, and in the future via AR smart glasses.”

Lyron Bentovim, President & CEO of Glimpse commented, “One of the key benefits to being early to an industry is the potential to capture very wide concepts, that we envision may be of great significance in the future as the industry matures. This represents one such patent, with potential value as the future metaverse combines with the real world. To date, Glimpse has filed 13 patent applications in the U.S. and has been issued 5 so far. We continue to invest in expanding our patent portfolio over time, across our base of subsidiary companies and the wide range of industries they target.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,”, “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Glimpse Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

917-292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us